Novatel Wireless First Quarter 2012 Preliminary Financial Results

- Revenue up 62% from Prior Year

- Non-GAAP Loss of 14 Cents Per Share vs. 56-Cent Loss in Prior Year

- Non-GAAP Gross Margin of 22% vs. 15% in Prior Year

SAN DIEGO, May 2, 2012 /PRNewswire/ -- Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of intelligent wireless solutions, today reported preliminary financial results for the first quarter ended March 31, 2012.

	1Q 2012	1Q 2011	4Q 2011
Revenue	$ 100.2M	$ 61.8M	$ 109.8M
GAAP Net Income (Loss)	$ (37.9M)	$ (22.1M)	$ (3.4M)
GAAP EPS (Loss)	$ (1.17)	$ (0.69)	$ (0.11)
Non-GAAP Net Income (Loss)	$ (4.4M)	$ (17.8M)	$ 1.5M
Non-GAAP EPS (Loss)	$ (0.14)	$ (0.56)	$ 0.05

"Our first quarter results reflect a significant improvement over the comparable quarter in 2011, and represent a solid start towards our 2012 business objectives," said Peter Leparulo, chairman and CEO of Novatel Wireless. "Revenue for the quarter grew 62 percent to $100.2 million, well within our guidance range of $85 to $110 million.

"We began shipments of our fifth LTE product, our 'global' MiFi® 4620L intelligent mobile hotspot, at the end of the quarter. Our 4G MiFi hotspots are also available through major retail outlets, including Walmart, Best Buy, and RadioShack. We believe there is no better way to stay connected – anytime, anywhere – than with our MiFi products, and we expect to continue to improve the availability of MiFi intelligent mobile hotspots through a growing number of distribution and retail partners. Since introducing the MiFi Intelligent Mobile Hotspot in 2009, MiFi branded products have been commercially launched with 25 operators worldwide.

"We are also making progress in expanding our M2M integrated solutions to track and monitor valuable assets across a wide range of vertical applications, having acquired new customers in telematics and personal tracking. We believe that our easy-to-deploy, integrated solutions will establish the groundwork for sustainable future growth."

Operating Results

Revenues by major product category were as follows:

Revenue by Product Category	1Q 2012	1Q 2011	4Q 2011
Mobile Broadband Devices Embedded Solutions Asset Management Solutions & Services	$ 85.6M $ 5.8M $ 8.8M	$ 48.2M $ 6.4M $ 7.2M	$ 93.9M $ 7.8M $ 8.1M
Total	$100.2M	$ 61.8M	$109.8M

Gross margin was 21 percent of revenue on a GAAP basis. On a non-GAAP basis, gross margin was 22.2 percent, an increase of more than 700 basis points over the first quarter of 2011. Nevertheless, competitive pricing pressures resulted in gross margins below our previous guidance.

GAAP net loss was $37.9 million for the quarter. GAAP net loss includes the impact of a non-cash goodwill and intangible-asset valuation impairment charge of $29.3 million related to the acquired intangibles in our M2M Products and Solutions segment that were attributable to the acquisition of Enfora. This is a preliminary estimate that is subject to revision once our impairment analysis is complete.

On a non-GAAP basis, which excludes the items identified in the attached reconciliation schedule, net loss for the quarter was $4.4 million, or 14 cents per share, versus a loss of 56 cents per share in the comparable quarter in 2011.

Adjusted EBITDA (see "Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA") was a loss of $1.7 million in the first quarter.

Non-GAAP EPS Summary

The following adjustments are included in the first quarter 2012 non-GAAP earnings per share.

GAAP EPS (Loss)	$(1.17)
Adjustments:
Stock-based compensation expense Purchased intangibles amortization Goodwill and intangible-asset impairments Severance expense	0.06 0.04 0.90 0.03
Non-GAAP EPS	$(0.14)

First Quarter Segment Results

GAAP financial results by operating segment were as follows:

	1Q 2012	1Q 2011
Revenue
Mobile Computing Products	$ 90.9M	$ 49.8M
M2M Products and Solutions	$ 9.3M	$ 12.0M
Total	$100.2M	$ 61.8M

Operating Income (Loss)
Mobile Computing Products	$( 3.5M)	$(16.7M)
M2M Products and Solutions	$(34.3M)	$( 5.4M)
Total	$(37.8M)	$(22.1M)

Recent Business Highlights

  Novatel Wireless introduced three M2M integrated devices aimed at the global fleet-management and usage-based-insurance markets. The new MT 3050, MT 4000 and MT 4100 devices will support a number of air-interfaces globally, with features and functionality designed for application service providers, system integrators, enterprises and insurers.
  Novatel Wireless demonstrated progress in providing a quick, easy and customized M2M solution for the usage-based-insurance industry.  In combination with a cloud-based application from SeeControl, Inc, the Novatel Wireless N4A Communication and Management Software fully integrates the advanced features of the MT 3000 and MT 3050 wireless devices to capture driver-behavior data, set alerts and provide easy self-installation. N4A CMS also manages device lifecycle from initial provisioning and deployment to upgrades, maintenance and data management once in the field.
  Verizon Wireless launched our MiFi® 4620L on April 12. With the MiFi 4620L intelligent mobile hotspot, customers traveling across the country or around the globe can power their Wi-Fi-enabled devices to communicate with family and friends, conduct business, watch movies, read books, or listen to music.
  The new MiFi 4620L received one of the industry's most prestigious recognitions when it was named Editor's Choice by PC Magazine.PC Magazine stated that the MiFi 4620L "has pretty much everything you could want from a cellular modem. . . fast 4G LTE speeds, an excellent interactive status indicator, and an external antenna port for improved reception. Oh yeah, and you can use it almost anywhere in the world, too."
  Open Mobile, a leading telecommunications company operating throughout Puerto Rico, launched the Novatel Wireless 4G LTE MiFi® 4510 Intelligent Mobile Hotspot and Ovation™ MC 551 USB modem on their LTE network.

Second Quarter 2012 Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, "Cautionary Note Regarding Forward-Looking Statements" at the end of this press release. A more detailed description of risks related to our business is included in reports filed with the Securities and Exchange Commission.

Our guidance for the second quarter of 2012 reflects current business indicators and expectations as of the date of this release. Revenues in the second quarter may be constrained by supply-chain shortages for certain MiFi components. All figures are approximations based on management's beliefs and assumptions as of the date of this release.

Second Quarter 2012
Revenue	$92 - $104 million
Non-GAAP Gross Margin	22% - 23%

Non-GAAP EPS	$(0.17) - $ (0.07)

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  In Canada, call 1-866-605-3852
  International parties can access the call at 1-412-317-6789.

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will run through May 9. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 10011639. International parties may call 1-412-317-0088.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies providing wireless connectivity. The company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Novatel Wireless' Intelligent Mobile Hotspot products, software, USB modems, embedded modules and smart M2M modules provide innovative anywhere, anytime communications solutions for consumers and enterprises.

Headquartered in San Diego, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTLF)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the first quarter ended March 31, 2012 and our outlook for the second quarter of 2012, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) the outcome of pending or future litigation, including the current class action securities litigation, (11) the continuing impact of the recent global credit crisis on the value and liquidity of the securities in our investment portfolio, (12) dependence on a small number of customers, (13) the effect of changes in accounting standards and in aspects of our critical accounting policies and (14) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net income and earnings per share exclude stock-based compensation expenses, charges and benefits related to M&A activities, acquisition-related intangible-asset amortization, a litigation accrual, and merger integration costs. Non-GAAP net income and earnings per share for the full year also exclude the impact of establishing a valuation allowance related to deferred tax assets and assume a tax rate which management believes reflects its long-term effective tax rate.

Adjusted EBITDA and Non-GAAP net income, earnings per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net income, earnings per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net income and earnings per share, management excludes stock-based compensation expenses and charges related to M&A activity to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net income and earnings per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net income and earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net income and earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP operating expenses, net income and earnings per share are:

  Other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net income and earnings per share differently than we do, limiting their usefulness as a comparative tool.
  The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP operating expenses, net income and earnings per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net income, earnings per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income" contained in this press release.

(C) 2012 Novatel Wireless. All rights reserved. MiFi, Expedite, Ovation, Enfora, N4A, and the Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

Investor contact:	Media contact:

William A. Walkowiak, CFA	Charlotte Rubin
Novatel Wireless	Novatel Wireless
(858) 431-3711	(858) 812-3431
ir@nvtl.com	crubin@nvtl.com

NOVATEL WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(Preliminary and Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$ 21,780	$ 47,069
Marketable securities	30,816	28,267
Accounts receivable, net	49,796	36,849
Inventories	43,275	42,279
Deferred tax assets, net	2,012	2,011
Prepaid expenses and other	5,442	3,712
Total current assets	153,121	160,187

Property and equipment, net	17,259	18,496

Marketable securities	16,641	13,495

Intangible assets, net	11,460	35,702

Goodwill	13,225	19,772

Deferred tax assets, net	1,024	1,023

Other assets	639	504
Total assets	$ 213,369	$ 249,179

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$ 51,578	$ 54,030
Accrued expenses	27,956	25,044
Total current liabilities	79,534	79,074

Other long-term liabilities	4,084	4,080

Total liabilities	83,618	83,154

Stockholders' equity:

Common stock	32	32
Additional paid-in capital	431,436	429,813
Accumulated other comprehensive income (loss)	16	(8)
Accumulated deficit	(276,733)	(238,812)
	154,751	191,025
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	129,751	166,025

Total liabilities and stockholders' equity	$ 213,369	$ 249,179

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
	(Preliminary and Unaudited)	(Unaudited)

Net revenues	$ 100,150	$ 61,784
Cost of net revenues	79,162	55,790
Gross profit	20,988	5,994

Operating costs and expenses:
Research and development	15,829	15,559
Sales and marketing	7,678	7,384
General and administrative	5,534	4,593
Amortization of acquired intangibles	437	528
Goodwill and intangible-asset impairments	29,337	-
Total operating costs and expenses	58,815	28,064

Operating loss	(37,827)	(22,070)

Other income:
Interest income, net	83	158
Other income, net	7	122

Loss before income taxes	(37,737)	(21,790)

Income tax expense	184	298

Net loss	$ (37,921)	$ (22,088)

Per share data:

Net loss per share:
Basic	$ (1.17)	$ (0.69)
Diluted	$ (1.17)	$ (0.69)

Weighted average shares used in computation of
net loss per share:
Basic	32,296	31,900
Diluted	32,296	31,900

Comprehensive loss	$ (37,897)	$ (22,165)

NOVATEL WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,

	2012	2011

	(Preliminary and Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$ (37,921)	$ (22,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,993	4,908
Goodwill impairment	6,547	-
Loss on disposal of fixed assets	(13)	-
Impairment loss on intangible assets and equipment	22,790	-
Provision for bad debts	38	22
Inventory provision	251	120
Share-based compensation expense	1,834	1,295
Excess tax benefits from equity based compensation	-	(50)
Non-cash income tax expense (benefit)	111	(658)
Changes in assets and liabilities:
Accounts receivable	(12,984)	19,406
Inventories	(1,247)	(12,404)
Prepaid expenses and other assets	(1,865)	2,515
Accounts payable	(2,683)	(25,926)
Accrued expenses, income taxes, and other	2,926	(3,665)

Net cash used in operating activities	(18,223)	(36,525)

Cash flows from investing activities:
Purchases of property and equipment	(1,170)	(1,412)
Purchases of securities	(11,145)	(10,878)
Securities maturities/sales	5,474	45,644

Net cash provided by (used in) investing activities	(6,841)	33,354

Cash flows from financing activities:
Principal payments under capital lease obligations	(29)	(28)
Proceeds from stock option exercises net of taxes paid on vested restricted stock units	(211)	(568)
Excess tax benefits from equity based compensation	-	50

Net cash used in financing activities	(240)	(546)
Effect of exchange rates on cash and cash equivalents	15	55

Net decrease in cash and cash equivalents	(25,289)	(3,662)
Cash and cash equivalents, beginning of period	47,069	17,375

Cash and cash equivalents, end of period	$ 21,780	$ 13,713

Novatel Wireless, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three Months Ended March 31, 2012
(in thousands, except per share data)
(Unaudited)

	Preliminary
	Net Income (Loss)	Income (Loss) Per Share, Diluted

GAAP net loss	$(37,921)	$ (1.17)

Adjustments:
Stock-based compensation expense (a)	1,834	0.06

Severance (b)	920	0.03

Purchased intangibles amortization (c)	1,398	0.04

Goodwill and intangible asset impairments (d)	29,337	0.90

Income tax adjustments (e)	64	-
Non-GAAP net loss	$ (4,368)	$ (0.14)

(a) Adjustment reflects stock-based compensation expense recorded under ASC Topic 718.

(b) Adjustment reflects the cost of a reduction in force.

(c) Adjustment reflects amortization of purchased intangibles.

(d) Adjustment reflects preliminary impairment estimates resulting from the interim impairment analysis conducted during the first quarter of 2012.

(e) Adjustment for certain deferred tax asset valuation activity.

See "Non-GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended March 31, 2012
(in thousands)
(Unaudited)

	Preliminary
	GAAP	Share-based compensation expense (a)	Amortization of purchased intangibles (b)	Goodwill and intangible asset impairments( c)	Restructuring Severance (d)	Non-GAAP

Cost of net revenues	$79,162	$ 194	$ 961	$ -	$ 53	$ 77,954

Operating costs and expenses:
Research and development	15,829	695	-	-	658	14,476
Sales and marketing	7,678	362	-	-	13	7,303
General and administrative	5,534	583	-	-	196	4,755
Amortization of purchased intangibles	437	-	437	-	-	-
Goodwill and intangible asset impairments	29,337	-	-	29,337	-	-
Total operating costs and expenses	$58,815	1,640	437	29,337	867	$ 26,534

Total		$ 1,834	$ 1,398	$ 29,337	$ 920

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.

(b) Adjustments reflect amortization of purchased intangibles related to the acquisition of Enfora, Inc.

(c) Adjustments reflect preliminary estimated goodwill and intangible asset impairments resulting from the interim impairment analysis conducted during the first quarter of 2012.

(d) Includes charges for a reduction in force.

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.

Novatel Wireless, Inc.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three Months Ended March 31, 2012
(in thousands)
(Unaudited)

Preliminary
Three Months Ended
March 31, 2012

Loss before income taxes	$ (37,737)
Depreciation and amortization charges	3,993
Goodwill and intangible asset impairment	29,337
Stock-based compensation expense	1,834
Severance	920
Other income	(90)
Adjusted EBITDA	$ (1,743)

See "Non -GAAP Financial Measures" for more information regarding our use of Non-GAAP financial measures.